UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Form 8-K/A

Explanatory Note

On May 14, 2019, Cryoport, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on May 14, 2019, the Company closed its acquisition of CryoGene Partners, a Texas general partnership doing business as Cryogene Labs (“CryoGene”). This Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of CryoGene and the pro forma condensed combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such items. Except as provided herein, the disclosures made in the Original From 8-K remain unchanged.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. The audited financial statements of CryoGene as of and for the years ended December 31, 2018 and 2017 are filed herewith as Exhibit 99.1 and incorporated by reference.

(b)	Pro Forma Financial Information. The unaudited pro forma condensed combined financial information of the Company and CryoGene as of and for the year ended December 31, 2018 is filed herewith as Exhibit 99.2 and incorporated by reference.

(d)	Exhibits

Number	Description

23.1	Consent of KMJ Corbin & Company LLP, Independent Auditor of CryoGene

99.1	Audited financial statements of CryoGene as of and for the years ended December 31, 2018 and 2017

99.2	Unaudited pro forma condensed combined financial information of the Company and CryoGene as of and for the year ended December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	Cryoport Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer